Exhibit 10.1
June 28, 2006
Doug King
5437 Oaklawn Avenue
Edina, MN 55424
Doug:
I would like to offer you the position of Vice President, General Manager of Waters Medical Systems. The details of the position are confirmed below:

Title:	Vice President, General Manager
First Day of Employment:	July 5, 2006
Location:	Based in Plymouth, travel as needed
Report to:	Jerry Grabowski, Chief Executive Officer
Salary:	$5,384.62 paid bi-weekly
Bonus:	30% bonus potential
Stock Options:	To be evaluated by BOD at next meeting.
Vacation:	160 hours accrued first year of employment
Benefits:	Insurance eligibility begins August 1, 2006. Health, Dental, life insurance, and disability premiums will be reimbursed as taxable income. 401(k) eligibility begins after 6 months of employment.
Signing Bonus:	$10,000 payable after 1 year employment and achieving subjective objectives.
I hope to welcome you to Zareba Systems, Inc. Enclosed are two copies of the offer letter. Please return one copy with your acceptance signature.
Sincerely,
/s/ Jerry Grabowski
Jerry Grabowski
President and Chief Executive Officer
Zareba Systems, Inc.

I accept the above offer of employment with Zareba Systems, Inc. I understand that Zareba Systems is an at-will employer and this offer is not a contract of employment.

/s/ Doug King	June 29, 2006

Acceptance Signature	Date